                                                          Exhibit No. EX-99.h.3.
                                  Form of Distribution Expense Limitation Letter

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

March 28, 2006

Delaware Group Equity Funds II
2005 Market Street
Philadelphia, PA 19103

     Re:  Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the  performance  of certain  series of Delaware  Group
Equity Funds II, which is comprised of the Delaware Large Cap Value Fund and the
Delaware Value Fund (together,  the "Funds"),  the Distributor shall, from April
1, 2006 through March 31, 2007, waive a portion of the Rule 12b-1 (distribution)
fees for  Class A Shares  and Class R  Shares,  respectively,  so that such Rule
12b-1 (distribution) fees for the Funds will not exceed the following rates:

Fund                                    Class A Shares    Class R Shares

Delaware Large Cap Value Fund                None             0.50%
Delaware Value Fund                         0.25%             0.50%

     The Distributor acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                          Delaware Distributors, L.P.

                                          By: _________________________
                                              Name:
                                              Title:
                                              Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Equity Funds II

By: _________________________
    Name:
    Title:
    Date: